                                                                    Exhibit 99.1

                                                               [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

                   NYFIX ISSUES $7.5 MILLION CONVERTIBLE NOTE

STAMFORD,  CT,  JANUARY  3,  2005:  NYFIX,  INC.  (NASDAQ:  NYFX),  A LEADER  IN
technology  solutions for the  financial  marketplace,  announced  today that on
December 30, 2004, the Company had issued a $7.5 million  Convertible  Note (the
"Note")  with an  interest  rate of 5% due in  December  2009  through a private placement  to one party.  The Company  expects to utilize  the $7.2  million net proceeds of the Note for working capital and general corporate purposes.

At the option of the lender,  the Note is convertible into NYFIX common stock at
$6.94 per share, a 20% premium over the average of the Company's  closing common stock price on the Nasdaq  National  System for the five trading days  preceding
December 30, 2004. At the option of the Company,  the Note is  convertible  into
NYFIX  common  stock  according  to a formula  based on the market price of that stock  during the term of the Note which  requires  among  other  things for the
Company's  common  stock to exceed  150% of the price at which  the  lender  can convert the Note (or $10.41 per share).  If the Company  converts the Note prior to December 30, 2007,  there is an  additional  make whole  interest  payment in either cash or the Company's stock at the Company's discretion.  The Company may elect to make  semi-annual  interest  payments by issuing  NYFIX common stock in lieu of cash. If the Company issues its common stock to convert the Note or make interest payments,  the conversion of cash to stock is to be based on 95% of the preceding ten day average  closing price of its stock.  The Note is subordinated to all existing and future secured  indebtedness of the Company.  The lender has certain  rights to require that the Company  register the common stock  issuable upon  conversion of the Note or for payment of interest under the Securities Act of 1933, as amended. Such registration statement is to be effective by September
30, 2005 and if it is not, the Company will pay additional monthly interest,  in cash,  for each month the  effectiveness  is delayed.  The  additional  interest varies by month and totals $150,000 for the first three months of delay, with an aggregate cap of $500,000 in such additional  monthly  interest for the duration of the Note. In addition,  at the option of the lender, the Company may issue to the lender by March 30, 2005 up to an  additional  $2.5 million note under terms substantially similar to those of the Note.

The Note and common stock  issuable upon  conversion of the Note and for payment of  interest  have not been  registered  under the  Securities  Act of 1933,  as amended, or applicable state securities laws, and unless so registered,  may not be  offered or sold in the  United  States,  except  pursuant  to an  applicable exemption from the  registration  requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.